Contact:

Darrell J. Elliott Chairman and Chief Executive Officer Apex Bioventures Acquisition Corporation (604) 924-0349

K. Michael Forrest President and Chief Operating Officer Apex Bioventures Acquisition Corporation (650) 344-3029

FOR IMMEDIATE RELEASE

Apex Receives Non-Compliance Letter
From NYSE Alternext US

Hillsborough, California February 13, 2009 – Apex Bioventures Acquisition Corporation (NYSE Alternext US: PEX) announced today that it has received notice from NYSE Alternext US LLC (the “Exchange”) that the Company is not in compliance with Section 704 of the Exchange’s Company Guide because the Company did not hold an annual meeting during the calendar year 2008.

In order to maintain its listing on the Exchange, the Company intends to submit a plan by March 10, 2009 addressing how it intends to regain compliance by August 11, 2009.   If the Company does not submit a plan or if this plan is not accepted by the Exchange, the Company will be subject to delisting procedures.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended.  These statements are based on current expectations and are subject to numerous risks, assumptions and uncertainties, many of which change over time and are beyond Apex’s control. Actual results may differ materially from those anticipated in any forward-looking statement and you should not place any undue reliance on such forward-looking statements. More detailed information about Apex and risk factors that may affect the realization of forward-looking statements, including forward-looking statements in this press release, is set forth in Apex's filings with the Securities and Exchange Commission. Apex urges investors and security holders to read those documents free of charge at the Commission's web site at http://www.sec.gov. Interested parties may also obtain these documents free of charge from Apex. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, Apex undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

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